                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 19, 1997

                            DEL MONTE FOODS COMPANY
                          ---------------------------
             (Exact name of registrant as specified in its charter)

        Maryland                    33-36374-01               13-3542950
-----------------------------    --------------------    --------------------
(State or Other Jurisdiction         (Commission           (I.R.S. Employer
      of Incorporation               File Number)       Identification Number)

                One Market, San Francisco, CA              94105
          ------------------------------------------------------------
            (Address of principal executive offices)     (Zip Code)

                                 (415) 247-3000
                        -------------------------------
                        (Registrant's telephone number,
                              including area code)

Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

         As previously reported in a Quarterly Report of Del Monte Foods
         Company (the "Company") on Form 10-Q filed November 14, 1997 for the period ended September 30, 1997, the Company and Del Monte Corporation, its wholly owned subsidiary, entered into an Asset Purchase Agreement dated as of November 12, 1997 (the "Agreement") with Nestle USA, Inc. ("Nestle") and its subsidiary Contadina Services, Inc., providing, among other things, for the Company's purchase of certain of Contadina's assets comprising the Contadina processed tomato businesses (the "Acquisition").

         The closing and effective date of the Acquisition was December 19, 1997. The initial purchase price of approximately $197 million was funded by (i) Del Monte Corporation's senior credit facility, as amended and restated as of December 17, 1997 to permit the Acquisition and increase the amount available for borrowing under the credit facility, among Del Monte Corporation, Bank of America National Trust and Savings Association, as Administrative Agent, Bankers Trust Company, as Documentation Agent, and other financial institutions parties thereto; (ii) proceeds from an issuance of 12 1/2% Senior Discount Notes due 2007 under an indenture, dated as of December 17, 1997 between the Company and Marine Midland Bank, as Trustee, (the "Indenture"); and (iii) an equity contribution from the Company's majority shareholder. The Acquisition purchase price was determined in arm's-length negotiations between the parties and was based on its valuation of the assets to be acquired and the associated contractual commitments. This description of the Acquisition is subject to, and is qualified in its entirety by reference to, the provisions of the Agreement, which is filed as an Exhibit to the Current Report on Form 8-K.

         FOWARD-LOOKING STATEMENTS

         STATEMENTS MADE HEREIN THAT ARE FORWARD-LOOKING IN NATURE ARE INTENDED TO BE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS DESCRIBED HEREIN ARE REASONABLE, THE ACTUAL RESULTS MAY DIFFER MATERIALLY FROM ANY OR ALL ANTICIPATED RESULTS DUE TO FINANCIAL AND OTHER ECONOMIC CONDITIONS AND OTHER RISKS, UNCERTAINTIES AND CIRCUMSTANCES PARTLY OR TOTALLY OUTSIDE THE CONTROL OF THE COMPANY, INCLUDING THOSE ATTRIBUTABLE TO THE CONDITIONS AND TERMS SET FORTH IN THE AGREEMENT, SUCH AS A CONSEQUENCE OF THE DUE DILIGENCE BEING PERFORMED. WORDS SUCH AS "ANTICIPATED," "EXPECT," "ESTIMATE," "PROJECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS.

Item 7.  Financial Statements and Exhibits

        (a)  Financial Statements of Business Acquired.

        The following financial statements of Contadina (a division of Nestle USA, Inc.) are filed with this amendment to Del Monte Foods Company (the "Company") Form 8-K which was previously filed on January 5, 1998.


                                                                        Page No.
                                                                        --------
Contadina (a division of Nestle USA, Inc.)

      Independent Auditors' Report                                            4

      Combined Balance Sheets at December 31, 1996 and
        September 30, 1997 (unaudited)                                        5

      Combined Statements of Operations and Divisional Equity for the
        year ended December 31, 1996 and the nine-month periods ended
        September 30, 1996 and 1997 (unaudited)                               6

      Combined Statements of Cash Flows for the year ended December
        31, 1996 and the nine-month periods ended September 30, 1996
        and 1997 (unaudited)                                                  7

      Notes to Combined Financial Statements for the year ended
        December 31, 1996 and for the nine-month periods ended
        September 30, 1996 and 1997 (unaudited)                               8

                          Independent Auditors' Report

    The Board of Directors
    Del Monte Foods Company

    We have audited the accompanying combined balance sheet of Contadina (a division of Nestle USA, Inc.) as of December 31, 1996, and the related statements of operations, divisional equity, and cash flows for the year then ended. These financial statements are the responsibility of Del Monte Foods Company management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Contadina (a division of Nestle USA, Inc.) as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                   KPMG PEAT MARWICK LLP

    February 16, 1998
    Los Angeles, California

                                    CONTADINA
                        (A DIVISION OF NESTLE USA, INC.)
                             COMBINED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)



                                                           DECEMBER 31,  SEPTEMBER 30,
                                                              1996           1997
                                                           ------------  -------------
                                                                          (UNAUDITED)
ASSETS
Current assets:
      Trade accounts receivable                                 $ 10          $ 10
      Other receivables                                            3             1
      Inventories                                                 92           137
                                                                ----          ----
               TOTAL CURRENT ASSETS                              105           148

Property, plant and equipment                                     94            92
Goodwill                                                          32            31
                                                                ----          ----
               TOTAL ASSETS                                     $231          $271
                                                                ====          ====

LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
      Accounts payable and accrued expenses                     $ 10          $ 13
      Payable to Nestle USA, Inc.                                 17            81
                                                                ----          ----
               TOTAL CURRENT LIABILITIES                          27            94

Divisional equity                                                204           177
                                                                ----          ----

               TOTAL LIABILITIES AND DIVISIONAL EQUITY          $231          $271
                                                                ====          ====



                   See Notes to Combined Financial Statements.

                                    CONTADINA
                        (A DIVISION OF NESTLE USA, INC.)
                      COMBINED STATEMENTS OF OPERATIONS AND
                                DIVISIONAL EQUITY
                              (DOLLARS IN MILLIONS)




                                                       YEAR ENDED          NINE MONTHS ENDED
                                                       DECEMBER 31,          SEPTEMBER 30,
                                                           1996            1996            1997
                                                          -----           -----           -----
                                                                                (UNAUDITED)
Net sales                                                 $ 160           $ 112           $ 108
Cost of products sold                                       151             108             112
                                                          -----           -----           -----
      Gross profit (loss)                                     9               4              (4)
Selling, advertising, administrative and general
   expense                                                   20              19              19
                                                          -----           -----           -----
      OPERATING LOSS                                        (11)            (15)            (23)

Interest expense                                              6               4               4
                                                          -----           -----           -----

      NET LOSS BEFORE INCOME TAXES                          (17)            (19)            (27)

DIVISIONAL EQUITY, BEGINNING OF PERIOD                      221             221             204
                                                          -----           -----           -----

DIVISIONAL EQUITY, END OF PERIOD                          $ 204           $ 202           $ 177
                                                          =====           =====           =====












                   See Notes to Combined Financial Statements.

                                    CONTADINA
                        (A DIVISION OF NESTLE USA, INC.)
                        COMBINED STATEMENTS OF CASH FLOWS
                              (DOLLARS IN MILLIONS)



                                                                 YEAR ENDED    NINE MONTHS ENDED
                                                                 DECEMBER 31,     SEPTEMBER 30,
                                                                    1996        1996        1997
                                                                    ----        ----        ----
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES:
  Net loss                                                          $(17)       $(19)       $(27)
  Adjustments to reconcile net loss to net cash flows used in operating activities:
         Depreciation and amortization                                12           8           8
         Gain on sale of assets                                                   (1)
  Changes in operating assets and liabilities:
         Accounts receivable                                           9           7           2
         Inventories                                                 (16)        (40)        (45)
         Prepaid expense and other current assets                                 (1)
         Accounts payable and accrued expenses                         4          10           3
                                                                    ----        ----        ----

           NET CASH USED IN OPERATING ACTIVITIES                      (8)        (36)        (59)

INVESTING ACTIVITIES:
  Capital expenditures                                               (10)         (7)         (6)
  Proceeds from sale of assets                                         1           1
                                                                    ----        ----        ----

           NET CASH USED IN INVESTING ACTIVITIES                      (9)         (6)         (6)

FINANCING ACTIVITIES:
  Net borrowings from Nestle USA, Inc.                                17          42          65
                                                                    ----        ----        ----

           NET CHANGE IN CASH AND CASH EQUIVALENTS                     -           -           -
Cash and cash equivalents at beginning of period                       -           -           -
                                                                    ----        ----        ----

           CASH AND CASH EQUIVALENTS AT END OF PERIOD                $ -         $ -         $ -
                                                                    ====        ====        ====







                   See Notes to Combined Financial Statements.

                                    CONTADINA
                        (A DIVISION OF NESTLE USA, INC.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996
                              (DOLLARS IN MILLIONS)


NOTE A - ORGANIZATION, OPERATIONS AND BASIS OF PRESENTATION

         General: The accompanying combined financial statements includes the accounts of Contadina Services, Inc., a wholly-owned subsidiary of Nestle USA, Inc. ("Nestle") and other divisional accounts related to the Contadina canned tomato business within the culinary division of Nestle ("Contadina") on a carve-out basis, excluding the effects of product lines not acquired (see Note
E). Contadina operates in one business segment which manufactures and markets branded, private label, industrial and foodservice processed tomato products from manufacturing facilities in Hanford, California and Woodland, California. Contadina's products are distributed throughout the United States.

         Contadina does not maintain stand-alone corporate treasury, legal, tax and other similar corporate support functions. Therefore, corporate general and administrative expense and interest expense, as well as certain other expenses (see Note D), are allocated to Contadina from Nestle generally on a proportional basis. Allocations and estimates, as described in Note D, are based on assumptions that management believes are reasonable. It is impracticable to determine whether such costs are comparable to those which would have been incurred on a stand-alone basis. Long-term debt and income taxes are not allocated by Nestle.

         All purchases of inventory, payroll, capital and other expenditures are funded through Contadina's intercompany account with Nestle. Remittances from sales to customers are collected by Nestle and are accounted for through the intercompany account. Accordingly, Contadina has no cash on a stand-alone basis. Trade receivables and payables do represent the amounts due from/to customers/suppliers at the dates presented.

         Interim Financial Information: The accompanying financial statements at September 30, 1997 and for the nine-month periods ended September 30, 1996 and 1997, are unaudited, but are prepared in accordance with generally accepted accounting principles for interim financial information and include all adjustments (consisting only of normal recurring entries and the appropriate allocations consistent with the annual financial statements) which, in the opinion of management, are necessary for a fair presentation of financial position, results of operations and cash flows.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Inventories: Inventories are stated at the lower of cost (first-in, first-out) or market.

         Property, plant and equipment and depreciation: Property, plant and equipment are stated at cost and depreciated over their estimated useful lives, principally by the straight-line method. Maintenance and repairs are expensed as incurred. Significant expenditures that increase useful lives are capitalized. The ranges of estimated useful lives for computing depreciation are: buildings - 30 years; leasehold improvements - the shorter of useful life or life of lease; and machinery and equipment - 5 to 17 years. Depreciation of plant and equipment and building and leasehold improvements amortization was $11 for the year ended December 31, 1996 and $7 (unaudited) for each of the nine-month periods ended September 30, 1996 and 1997.

                                    CONTADINA
                        (A DIVISION OF NESTLE USA, INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                              (DOLLARS IN MILLIONS)


         Goodwill: Goodwill represents the excess purchase price over fair value of acquired assets and liabilities. Goodwill is amortized on a straight-line basis over 40 years.

         Fair Value of Financial Instruments: The carrying amount of the Company's financial instruments, which primarily include trade accounts receivable, accounts payable, and accrued expenses, approximates fair value due to the relatively short maturity of such instruments.

         Cost of Products Sold: Cost of products sold includes raw material, labor, and overhead.

         Royalties: Under a royalty agreement with Nestle S.A. (parent of Nestle and legal entity which owns the Contadina trademarks), royalties are charged for the license of the Contadina trademarks at a rate of 3% of net sales. Royalty expense under this agreement was $5 for the year ended December 31, 1996 and $3 (unaudited) for each of the nine-month periods ended September 30, 1996 and 1997.

         Divisional Equity: Divisional equity includes the combined historical legal capital of Contadina Services, Inc. and profit and losses of Contadina from 1995 on a carve-out basis. Pre-1995 results of operations for the acquired product line are not available. Transactions with Nestle for all other intercompany transactions are included in and settled through the intercompany account payable to Nestle.

         Use of Estimates: Certain amounts reported in the financial statements are based on management estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of December 31, 1996 and September 30, 1997, and the reported amounts of income and expenses for the year ended December 31, 1996 and the nine-month periods ended September 30, 1996 and 1997. The ultimate resolution of these items may differ from those estimates.

         Change in Accounting Principle: Effective January 1, 1996, Contadina adopted the provisions of SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". The statement requires that assets held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Contadina evaluates impairment based upon future cash flows. If such cash flows indicate that long-lived assets may not be recoverable, the loss is measured by discounting cash flows to present value. The statement also requires that all long-lived assets, for which management has committed to a plan to dispose, be reported at the lower of carrying amount or fair value. Contadina does not depreciate long-lived assets held for sale. There was no material effect upon the adoption of this statement.

                                    CONTADINA
                        (A DIVISION OF NESTLE USA, INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                              (DOLLARS IN MILLIONS)



NOTE C - SUPPLEMENTAL BALANCE SHEET INFORMATION

                                                DECEMBER 31,   SEPTEMBER 30,
                                                   1996            1997
                                                ------------   -------------
                                                                (UNAUDITED)
Trade Accounts Receivable:
    Trade                                          $  10           $  10
    Allowance for doubtful accounts                  -               -
                                                   -----           -----
    TOTAL TRADE ACCOUNTS RECEIVABLE                $  10           $  10
                                                   =====           =====

Inventories:
    Finished product                               $  60           $  96
    Raw materials and supplies                        35              44
    Other, principally packaging material              2               2
    Reserves                                          (5)             (5)
                                                   -----           -----
    TOTAL INVENTORIES                              $  92           $ 137
                                                   =====           =====

Property, Plant and Equipment:
    Land and land improvements                     $   8           $   8
    Buildings                                         36              35
    Machinery and equipment                          110             118
    Construction in progress                          10              10
                                                   -----           -----
                                                     164             171
    Accumulated depreciation                         (70)            (79)
                                                   -----           -----
    PROPERTY, PLANT AND EQUIPMENT, NET             $  94           $  92
                                                   =====           =====

Goodwill:
    Goodwill                                       $  44           $  44
    Accumulated amortization                         (12)            (13)
                                                   -----           -----
    GOODWILL, NET                                  $  32           $  31
                                                   =====           =====

Accounts payable and accrued expenses
    Accounts payable                               $   6           $   7
    Payroll                                            1               2
    Marketing                                          1               2
    Other                                              2               2
                                                   -----           -----
    ACCOUNTS PAYABLE AND ACCRUED EXPENSES          $  10           $  13
                                                   =====           =====

NOTE D - CORPORATE ALLOCATIONS AND RELATED PARTY INFORMATION

         Goodwill associated with the acquisition of Carnation Foods in 1985, the then-parent of Contadina, was not recorded in the individual business units' accounts. As such, goodwill relating to Contadina has been allocated based on a percentage derived from the tax basis goodwill specifically identified to Contadina in relation to total tax basis goodwill. This relative percentage was then applied to aggregate goodwill to determine book basis goodwill attributable to Contadina. This allocation basis was determined to be reasonable.

         Since invoicing is centralized at Nestle for all business units, customer discounts and unapplied cash related to trade receivables are allocated based on Contadina relative sales dollars on a customer invoice as a percentage of the total sales dollars on the customer invoice. Cash discounts are allocated to Contadina based on Contadina receivables as a percent of total consolidated Nestle receivables. A specific reserve for doubtful accounts is not maintained on a business unit basis. Therefore, a reserve for doubtful accounts was established for Contadina through an allocation of the corporate reserve based on the percentage of Contadina's outstanding receivables to the total Nestle outstanding accounts receivable balance.

         Variable distribution costs are allocated based on the applied usage rate for the respective products. Fixed distribution costs are allocated on an historical average cost per case basis. Allocated distribution costs included in cost of product sold for the year ended December 31, 1996 were $5 and for the nine-month periods ended September 30, 1996 and 1997 were $5 (unaudited) for each of the periods. Marketing and sales force expense is allocated based on relative Contadina sales dollars to total Nestle sales dollars. The majority of warehousing costs reported are actual costs related to Contadina's two facilities; however, a component of warehousing cost also includes costs allocated from Nestle based on historical average inventory stored at the distribution center.

         General and administrative expense are, for the most part, allocated by function. Allocated selling, marketing, general and administrative expenses amounted to $12 for the year ended December 31, 1996 and to $13 and $14 (unaudited) for the nine-month periods ended September 30, 1996 and 1997, respectively. Benefit costs are allocated at a rate of 40% of gross wages which is representative of total benefit costs (including pension, postretirement benefits, bonus, 401(k) matching contribution, vacation) to total compensation. Interest expense is charged to Contadina based on the end-of-month working capital balance at an intercompany rate equal to 7% for all periods.

         Contadina's sales of product to Nestle for the year ended December 31, 1996 were $6 and for the nine-month periods ended September 30, 1996 and 1997 were $3 and $3 (unaudited), respectively. Contadina sales price to Nestle is on a basis that approximates cost.

                                   CONTADINA
                        (A DIVISION OF NESTLE USA, INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN MILLIONS)

NOTE E - SALE OF CONTADINA

         On December 19, 1997, Del Monte Foods Company acquired the Contadina canned tomato businesses, including the Contadina trademark worldwide, capital assets and inventory from Nestle and Contadina Services, Inc. for a total purchase price of $197, comprised of a base price of $177 and an estimated net working capital adjustment of $20. The purchase price is subject to adjustment based on the final calculation of net working capital as of the closing date. In accordance with the asset purchase agreement dated November 12, 1997 by and among Del Monte Foods Company, Del Monte Corporation ("DMC"), and Nestle USA, Inc., Nestle has provided its calculation of the net working capital which would result in a payment to DMC of approximately $2. DMC has until April 18, 1998 to review this calculation and determine if it has an objection to this calculation.

        (b)  Pro Forma Financial Information.

        The following unaudited pro forma information required pursuant to
        Article 11 of regulation S-X is filed with this amendment to the Company's Form 8-K which was previously filed on January 5, 1998.

             Del Monte Foods Company

                Basis of Presentation                                                  14

                Pro Forma Consolidated Statement of Operations (unaudited)
                  for the year ended June 30, 1997                                     15

                Pro Forma Consolidated Statement of Operations (unaudited)
                  for the six months ended December 31, 1997                           16

                Notes to Pro Forma Consolidated Financial Statements (unaudited)       17

                    DEL MONTE FOODS COMPANY AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                              BASIS OF PRESENTATION

        The following unaudited pro forma consolidated financial statements of Del Monte Foods Company (the "Unaudited Pro Forma Consolidated Financial Statements") give effect to (A) the acquisition by Del Monte Foods Company (the "Company") from Nestle USA, Inc. and Contadina Services, Inc. on December 19, 1997 of certain assets comprising Nestle's U.S. business of manufacturing and marketing certain canned tomato products for the retail, foodservice and industrial markets (the "Contadina Acquisition"); and (B) the recapitalization of the Company on April 18, 1997, through the merger of TPG Shield Acquisition Corporation with and into the Company, with the Company being the surviving corporation pursuant to an agreement and plan of merger (the "Recapitalization"); and (C) all financings related to the Contadina Acquisition and the Recapitalization. The unaudited pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable.

        The Unaudited Pro Forma Consolidated Financial Statements have been prepared as if the Contadina Acquisition, the Recapitalization and related financings had occurred as of July 1, 1996. The acquisition was accounted for using the purchase method of accounting. The total purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The allocation of the Contadina purchase price reflected in the Unaudited Pro Forma Consolidated Financial Statements is preliminary and is subject to change upon finalization. The Recapitalization was accounted for as a leveraged recapitalization transaction.

        The historical financial information for Contadina for the twelve-month period ended September 30, 1997 was derived from the audited and unaudited financial statements appearing elsewhere herein. The Unaudited Pro Forma Statement of Operations for the six-month period ended December 31, 1997 reflects the historical revenues and expenses of Contadina from July 1, 1997 through December 18, 1997. The historical financial data obtained by the Company includes certain allocated expenses for functions and services provided by Nestle. Such allocated costs are comprised of, without limitation, costs of utilizing outside storage facilities; all selling costs including, without limitation, direct sales force and brokerage expenses; costs for utilizing centralized distribution and storage facilities; costs associated with marketing services; general and administrative costs associated with support services such as, finance, legal, human resources and information services and interest.

        The Unaudited Pro Forma Consolidated Financial Statements do not purport to be indicative of what the Company's results of operations would actually have been had the Contadina Acquisition, Recapitalization and related financings been completed on the date indicated or to project the Company's results of operations for any future period. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the accompanying notes and the historical consolidated financial statements of the Company (previously filed with the Securities and Exchange Commission) and the financial statements and notes of Contadina contained herein.

                    DEL MONTE FOODS COMPANY AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                            YEAR ENDED JUNE 30, 1997
                              (DOLLARS IN MILLIONS)




                                                      HISTORICAL
                                              ---------------------------
                                                DEL MONTE    CONTADINA
                                              FOODS COMPANY TWELVE MONTHS                   PRO FORMA
                                                YEAR ENDED      ENDED                      CONSOLIDATED
                                                 JUNE 30,   SEPTEMBER 30,   PRO FORMA       YEAR ENDED
                                                   1997        1997(a)      ADJUSTMENTS   JUNE 30, 1997
                                                 -------       -------      -----------   -------------
Net sales                                         $1,217         $156                        $1,373
Cost of products sold                                817          155          $(10)  (c)       962
                                                 -------        -----          ----          ------
      Gross profit                                   400            1            10             411
Selling, advertising, administrative and
  general expense                                    327           20            14   (d)       361
                                                 -------        -----          ----          ------
      OPERATING INCOME (LOSS)                         73          (19)           (4)             50

Interest expense                                      52            6            35   (e)        93
Loss on sale of divested assets                        5                                          5
Other expense                                         30                          7   (f)        37
                                                 -------        -----          ----          ------

      LOSS BEFORE INCOME TAXES
         AND EXTRAORDINARY ITEM                      (14)         (25)          (46)            (85)

Provision for income taxes
                                                 -------        -----          ----          ------
      LOSS BEFORE EXTRAORDINARY
         ITEM                                    $   (14)       $ (25)         $(46)         $  (85)
                                                 =======        =====          ====          ======








       See Notes to Unaudited Pro Forma Consolidated Financial Statements.

                    DEL MONTE FOODS COMPANY AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                       SIX MONTHS ENDED DECEMBER 31, 1997
                              (DOLLARS IN MILLIONS)




                                                         HISTORICAL
                                                -----------------------------
                                                  DEL MONTE                        PRO FORMA     PRO FORMA
                                                FOODS COMPANY  CONTADINA(a)(b)    ADJUSTMENTS   CONSOLIDATED
                                                -------------  ---------------    -----------   ------------
Net sales                                           $620           $ 92                             $712
Cost of products sold                                413             91              $(16)(c)        488
                                                  ------           ----             -----         ------
      Gross profit                                   207              1                16            224
Selling, advertising, administrative and
   general expense                                   162             13                12 (d)        187
                                                  ------           ----             -----         ------
      OPERATING INCOME (LOSS)                         45            (12)                4             37

Interest expense                                      36              3                10 (e)         49
Other (income) expense                                 6                               (7)(f)        (1)
                                                  ------           ----             -----         ------

      INCOME (LOSS) BEFORE INCOME TAXES                3            (15)                1            (11)

Provision for income taxes
                                                  ------           ----             -----         ------
      INCOME (LOSS)                               $    3           $(15)            $   1         $  (11)
                                                  ======           ====             =====         ======








       See Notes to Unaudited Pro Forma Consolidated Financial Statements.

                    DEL MONTE FOODS COMPANY AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                              (DOLLARS IN MILLIONS)


(a) Represents the historical revenue and expenses of Contadina. The historical financial information for Contadina for the twelve-month period ended September 30, 1997 was derived from the audited and unaudited financial statements appearing elsewhere herein. Selling, administrative and general expenses includes non-trade marketing expenses such as coupon redemptions and fixed marketing expenses. Certain other operating costs include allocations from Nestle comprising, without limitation, costs of utilizing outside storage facilities; all selling costs including, without limitation, direct sales force and brokerage expenses; costs for utilizing centralized distribution and storage facilities; costs associated with marketing services; general and administrative costs associated with support services such as, finance, legal, human resources and information services and interest.

(b) Represents the historical revenue and expenses of Contadina from July 1, 1997 through December 18, 1997.

(c)      Adjustment to cost of sales reflects the following:

                                                                        SIX MONTHS
                                                         YEAR ENDED       ENDED
                                                          JUNE 30,     DECEMBER 31,
                                                            1997           1997
                                                          --------     ------------
      Reclassification of Contadina trade promotion
        costs                                               $(14)          $(13)
      Elimination of royalties to Nestle for
        trademark license                                     (5)            (3)
      Inventory step-up                                        9
                                                            ----            ----
                                                            $(10)           $(16)
                                                            ====            ====


(d) Adjustment to selling, advertising, general and administrative expenses reflect the following:

                                                                        SIX MONTHS
                                                         YEAR ENDED       ENDED
                                                          JUNE 30,     DECEMBER 31,
                                                            1997           1997
                                                          --------     ------------
      Reclassification  of Contadina  trade  promotion       $14            $13
        costs
      Elimination of amortization of Nestle goodwill          (1)            (1)
      Amortization of intangibles acquired                     1
                                                             ---            ---
                                                             $14            $12
                                                             ===            ===

(e) Adjustment represents interest adjustments due to debt incurred related to the Contadina Acquisition, interest adjustments for the pro forma interest expense related to the Recapitalization and the reversal of interest allocated from Nestle.

                    DEL MONTE FOODS COMPANY AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              (DOLLARS IN MILLIONS)

(f) Adjustment to other expense for the year ended June 30, 1997 represents $7 of certain indirect expenses incurred in connection with the Contadina Acquisition. Adjustment for the six months ended December 31, 1997, represents exclusion of $7 of such indirect expenses.

(c)  Exhibits

10.1 Asset Purchase Agreement dated as of November 12, 1997 by and between the Company, Del Monte Corporation, Contadina Services, Inc. and Nestle. (Incorporated by reference to Exhibit 10.1 to report on Form 8-K filed January 5, 1998.)

23.1  Consent of KPMG Peat Marwick LLP, Independent Auditors.

                                   SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, HEREUNTO DULY AUTHORIZED.

DEL MONTE FOODS COMPANY





By:   /s/  RICHARD G. WOLFORD                     Date:  March 2, 1998
   ---------------------------------------
           Richard G. Wolford
        Chief Executive Officer



By:   /s/   DAVID L. MEYERS                       Date:  March 2, 1998
   ---------------------------------------
            David L. Meyers
Executive Vice President, Administration
      and Chief Financial Officer


                                       S-1